UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2024
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2024, the Boards of Directors of Home BancShares, Inc. (the “Company”) and its bank subsidiary, Centennial Bank, named J. Stephen Tipton as Chief Executive Officer of Centennial Bank and Kevin D. Hester as President of the Company and Centennial Bank, in addition to Mr. Hester’s current role as Chief Lending Officer of the Company and Centennial Bank. John W. Allison will remain as Executive Chairman and Chief Executive Officer of the Company, and Tracy M. French will remain as Chairman of Centennial Bank, having also previously served as Chief Executive Officer and President of Centennial Bank. These appointments are effective as of May 13, 2024.
In connection with his promotion to Chief Executive Officer of Centennial Bank, Mr. Tipton will receive an annual salary of $560,240. In connection with his promotion to President of the Company and Centennial Bank, Mr. Hester will receive an annual salary of $539,371. In connection with his service as Chairman of Centennial Bank, Mr. French will receive an annual salary of $400,000. Mr. Tipton and Mr. Hester will also each receive a restricted stock award of 100,000 shares to vest in equal annual installments over the next four years.
Mr. Tipton, age 42, was appointed to serve as the Chief Operating Officer of the Company and Centennial Bank in 2015. He previously served as Regional Vice President of Centennial Bank. He began his banking career in 2005 and joined Centennial Bank in 2006. Prior to becoming Regional Vice President, Mr. Tipton served as Director of Credit Risk Management and as a Commercial Lender. Mr. Tipton has a vast array of experience in retail, business development, lending and acquisitions and is a graduate of the University of Arkansas at Fayetteville with a bachelor of science in business administration.
Mr. Hester, age 60, joined Centennial Bank (formerly First State Bank) in 1998 as Executive Vice President of Lending and became Chief Lending Officer of the Company in 2010. He has more than 35 years of banking experience. Mr. Hester is a graduate of the University of Central Arkansas with a bachelors’ degree in accounting and is an honor graduate of the National Commercial Lending School in Norman, Oklahoma. He is also a board member of Centennial Bank.
Item 7.01 Regulation FD Disclosure.
On May 14, 2024, the Company issued a press release announcing certain management changes at the Company and Centennial Bank. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated May 14, 2024, issued by Home BancShares, Inc. and Centennial Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	May 14, 2024	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer